                                                                         ANNEX C

                                 EXCHANGE AGREEMENT
                                    BETWEEN
                             SILICON GRAPHICS, INC.
                                      AND
                            MIPS TECHNOLOGIES, INC.
                           DATED AS OF         , 1999

                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                               ---------
                                                       ARTICLE I
                                                      THE EXCHANGE

    1.01.  The Exchange......................................................................................        C-1
    1.02.  Closing Date......................................................................................        C-1
    1.03.  Exchange of Certificates..........................................................................        C-2

                                                       ARTICLE II
                                                  PURCHASE OBLIGATION

    2.01.  Required Purchase Amount..........................................................................        C-2
    2.02.  Common Stock to be Purchased......................................................................        C-2
    2.03.  Purchase Price for Shares of Class B Common Stock.................................................        C-3

                                                      ARTICLE III
                                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    3.01.  Organization and Qualification....................................................................        C-3
    3.02.  Amended and Restated Certificate of Incorporation and By-Laws.....................................        C-4
    3.03.  Capitalization....................................................................................        C-4
    3.04.  Authority Relative to This Agreement..............................................................        C-4
    3.05.  No Conflict; Required Filings and Consents........................................................        C-4
    3.06.  Brokers...........................................................................................        C-5

                                                       ARTICLE IV
                                   REPRESENTATIONS AND WARRANTIES OF SILICON GRAPHICS

    4.01.  Organization and Qualification; Subsidiaries......................................................        C-5
    4.02.  Certificate of Incorporation and By-Laws..........................................................        C-5
    4.03.  Authority Relative to This Agreement..............................................................        C-5
    4.04.  No Conflict; Required Filings and Consents........................................................        C-6
    4.05.  Ability to Consummate the Distribution............................................................        C-6
    4.06.  Brokers...........................................................................................        C-6

                                                       ARTICLE V
                                                 ADDITIONAL AGREEMENTS

    5.01.  Ability to Consummate the Distribution............................................................        C-6
    5.02.  Indemnification by Silicon Graphics...............................................................        C-6
    5.03.  Transfer Restrictions.............................................................................        C-7
    5.04.  Tax Indemnification Agreement.....................................................................        C-7

                                                       ARTICLE VI
                                    CONDITIONS TO THE EFFECTIVENESS OF THE AGREEMENT

    6.01.  Conditions to the Obligations of Each Party.......................................................        C-8
    6.02.  Conditions to the Obligations of Silicon Graphics.................................................        C-8
    6.03.  Conditions to the Obligations of the Company......................................................        C-9

                                                      ARTICLE VII
                                           TERMINATION, AMENDMENT AND WAIVER

    7.01.  Termination.......................................................................................        C-9
    7.02.  Effect of Termination.............................................................................        C-9

                                                                                                                 PAGE
                                                                                                               ---------
    7.03.  Amendment.........................................................................................        C-9
    7.04.  Waiver............................................................................................       C-10
    7.05.  Expenses..........................................................................................       C-10

                                                      ARTICLE VIII
                                                   GENERAL PROVISIONS

    8.01.  Notices...........................................................................................       C-10
    8.02.  Certain Definitions...............................................................................       C-10
    8.03.  Severability......................................................................................       C-11
    8.04.  Assignment; Binding Effect; Benefit...............................................................       C-11
    8.05.  Specific Performance..............................................................................       C-11
    8.06.  Governing Law.....................................................................................       C-11
    8.07.  Headings..........................................................................................       C-11
    8.08.  Counterparts......................................................................................       C-11
    8.09.  Entire Agreement..................................................................................       C-11

  ANNEX A  Certain Terms and Provisions of Tax Indemnification Agreement

    EXCHANGE AGREEMENT dated and effective as of the Closing Date (this "AGREEMENT") between SILICON GRAPHICS, INC., a Delaware corporation ("SILICON GRAPHICS"), and MIPS TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H

    WHEREAS, on the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares, of which 150,000,000 shares are common stock, par value $0.001 per share (the "EXISTING COMMON STOCK"), and 50,000,000 shares are preferred stock, par value $0.001 per share (the "PREFERRED STOCK");

    WHEREAS, pursuant to an amended and restated certificate of incorporation of the Company (the "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION"), the Company intends to effect a recapitalization (the "RECAPITALIZATION") pursuant to which (i) the authorized capital stock of the Company will increase to 300,000,000 shares, of which 150,000,000 shares will be shares of Class A Common Stock, par value $0.001 per share (the "CLASS A COMMON STOCK"), 100,000,000 shares will be shares of Class B Common Stock, par value $0.001 per share (the "CLASS B COMMON STOCK" and, together with the Class A Common Stock, the "COMMON STOCK"), and 50,000,000 shares will be shares of Preferred Stock, and (ii) each issued and outstanding share of Existing Common Stock will be changed into and reclassified as one share of Class A Common Stock.

    WHEREAS, immediately following the Recapitalization, Silicon Graphics will be the beneficial owner of 31,750,000 shares of Class A Common Stock;

    WHEREAS, upon the terms and subject to the conditions contained in this Agreement, Silicon Graphics has agreed to exchange all of the issued and outstanding shares of Class A Common Stock it will beneficially own immediately following the Recapitalization for an equal number of shares of Class B Common Stock (the "EXCHANGE");

    WHEREAS, Silicon Graphics has indicated its present intention to divest of its interest in the Company in one or more public and/or private offerings followed by a distribution (the "DISTRIBUTION") generally intended to qualify under Section 355 of the United States Internal Revenue Code of 1986, as amended (the "CODE"); and

    WHEREAS, in the event that the Distribution has not occurred prior to December 31, 2000, Silicon Graphics shall become obligated to purchase a specified number of shares of Common Stock on a quarterly basis, upon the terms and subject to the conditions of this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Silicon Graphics and the Company hereby agree as follows:

                                   ARTICLE I
                                  THE EXCHANGE

    SECTION 1.01. THE EXCHANGE. Upon the terms and subject to the conditions set forth in Article VI, on the Closing Date (as defined below), each share of Class A Common Stock beneficially owned by Silicon Graphics immediately following the Recapitalization shall, in accordance with Section 1.03 herein, be exchanged by Silicon Graphics for one share of Class B Common Stock, with each such share of Class B Common Stock having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to the Class B Common Stock as specified in the Amended and Restated Certificate of Incorporation.

    SECTION 1.02. CLOSING DATE. The term "CLOSING DATE" means the date when the Amended and Restated Certificate of Incorporation becomes effective under the General Corporation Law of the State of Delaware. On the Closing Date, a closing will be held at the offices of Shearman & Sterling, 555 California Street, 20(th) Floor, San Francisco, CA 94104 (or such other place as the parties may agree).

    SECTION 1.03. EXCHANGE OF CERTIFICATES. On or prior to the Closing Date, Silicon Graphics shall deposit, or shall cause to be deposited, with the Company the certificate or certificates representing the shares of Class A Common Stock beneficially owned by Silicon Graphics as of the Closing Date. On the Closing Date, the Company shall issue to Silicon Graphics a new certificate or certificates representing an aggregate number of shares of Class B Common Stock equal to the aggregate number of shares of Class A Common Stock beneficially owned by Silicon Graphics as of the Closing Date.

                                   ARTICLE II
                              PURCHASE OBLIGATION

    SECTION 2.01. REQUIRED PURCHASE AMOUNT. (a) Subject to terms and conditions of this Agreement, if Silicon Graphics shall not have disposed of its entire interest in the Company (whether through a Distribution or otherwise) prior to December 31, 2000, Silicon Graphics shall, on the last day of each fiscal quarter of the Company beginning on December 31, 2000 (the last day of each such quarter being a "QUARTER END DATE"), and ending on the last day of the fiscal quarter immediately preceding any such disposition (the "Required Purchase Termination Date") accrue an obligation to purchase, with respect to such Quarter End Date, the number of shares of Common Stock set forth below (the total number of shares of Common Stock with respect to any Quarter End Date, as reduced in accordance with Section 2.01(b) below, being a "REQUIRED PURCHASE AMOUNT"):

QUARTER END DATE                                                                         REQUIRED PURCHASE AMOUNT
---------------------------------------------------------------------------------------  -------------------------
December 31, 2000......................................................................           1,800,000
March 31, 2001.........................................................................           1,700,000
June 30, 2001..........................................................................           1,800,000
September 30, 2001.....................................................................           1,700,000
December 31, 2001......................................................................           1,800,000
March 31, 2002.........................................................................           1,700,000
June 30, 2002..........................................................................           1,700,000
September 30, 2002.....................................................................           2,000,000
December 31, 2002 and each Quarter End Date thereafter until the Required Purchase
  Termination Date.....................................................................           2,000,000

    (b) If, prior to the Purchase Date (as defined in Section 2.02) for any Required Purchase Amount, the Company notifies Silicon Graphics in writing (such writing hereinafter referred to as a "PURCHASE WAIVER") that the independent directors and the Chief Executive Officer of the Company have unanimously determined that the purchase of shares of Common Stock equal to such Required Purchase Amount is not in the interests of the Company and its stockholders (other than Silicon Graphics and its affiliates), then the Required Purchase Amount with respect to the related Quarter End Date shall be reduced by the number of shares of Common Stock set forth in such Purchase Waiver.

    (c) Notwithstanding anything to the contrary in this Agreement, Silicon Graphics' obligation under this Section 2.01 to purchase shares of Common Stock equal to the Required Purchase Amount shall terminate on the Quarter End Date immediately preceding the day on which each of Silicon Graphics and each of its subsidiaries (other than the Company) completes the exchange of all of its shares of Class B Common Stock for shares of Class A Common Stock pursuant to an exchange of such shares by the Company under Section 5.05 of this Agreement.

    SECTION 2.02. COMMON STOCK TO BE PURCHASED. (a) At its sole option, Silicon Graphics may satisfy its obligation to purchase shares of Common Stock equal to any Required Purchase Amount by purchasing (i) newly issued shares of Class B Common Stock from the Company, (ii) issued and outstanding shares of

Class A Common Stock in the public market or otherwise from a third party or
(iii) any combination of Class B Common Stock and Class A Common Stock pursuant to (i) and (ii) above, in each case on or prior to the applicable Purchase Date. If Silicon Graphics elects to purchase shares of Class B Common Stock from the Company in full or partial satisfaction of its obligation to purchase shares of Common Stock equal to the Required Purchase Amount, Silicon Graphics shall, prior to the relevant Purchase Date for such Required Purchase Amount, deliver to the Company a written notice (a "PURCHASE NOTICE") to such effect specifying
(A) the number of shares of Class B Common Stock to be purchased by Silicon Graphics from the Company and (B) a calculation of the purchase price for such shares as determined pursuant to the terms of Section 2.03 of this Agreement. As soon as practicable following receipt by the Company of a Purchase Notice, the Company will deliver to Silicon Graphics, against payment therefor, certificates (issued in the name of Silicon Graphics) representing the shares of Class B Common Stock being purchased pursuant to such Purchase Notice. Payment for such shares of Class B Common Stock shall be made by wire transfer of immediately available funds to such account as shall be specified by the Company for the full purchase price of such shares. The parties hereto intend that each share of Common Stock purchased by Silicon Graphics pursuant to this Section 2.02 shall be a "Registrable Security" as defined in the Corporate Agreement, dated as of July 6, 1998, between the Company and Silicon Graphics (the "CORPORATE AGREEMENT"), and the parties hereby agree to amend the Corporate Agreement to effect the foregoing.

    (b) The following shall apply in determining whether Silicon Graphics has satisfied its obligation to purchase shares of Common Stock equal to the Required Purchase Amount with respect to any Quarter End Date: (i) each share of Class A Common Stock purchased by Silicon Graphics in the public market or otherwise from a third party on or prior to the applicable Purchase Date shall be counted as four (4) shares of Common Stock purchased in satisfaction of the Required Purchase Amount and (ii) each share of Class B Common Stock purchased by Silicon Graphics from the Company on or prior to the applicable Purchase Date shall be counted as one (1) share of Common Stock purchased in satisfaction of the Required Purchase Amounts. Shares of Class A Common Stock purchased by Silicon Graphics in the public market or otherwise from a third party, and shares of Class B Common Stock purchased by Silicon Graphics from the Company, shall only be applied in satisfaction of a Required Purchase Amount one time.

    (c) With respect to each Quarter End Date, Silicon Graphics shall make such purchase or purchases of shares of Common Stock equal to the Required Purchase Amount prior to the date (the "PURCHASE DATE") which is thirty (30) days following the public announcement by the Company of its financial results for the fiscal quarter ending on such Quarter End Date.

    SECTION 2.03. PURCHASE PRICE FOR SHARES OF CLASS B COMMON STOCK. The purchase price per share for any newly issued shares of Class B Common Stock purchased by Silicon Graphics from the Company in satisfaction of Silicon Graphics' obligation to purchase a Required Purchase Amount shall be the average of the closing prices per share of the Class A Common Stock on the Nasdaq National Market (or, if the Class A Common Stock is no longer traded on the Nasdaq National Market, on such other market or exchange as the Class A Common Stock is then listed or quoted) for the last ten (10) trading days of the quarter immediately preceding the applicable Purchase Date.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Silicon Graphics that as of the Closing Date:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, authority and governmental approvals have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" means any change in or effect on the business of the Company that is materially adverse to the financial condition or results of operations of the Company.

    SECTION 3.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Silicon Graphics a complete and correct copy of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company. Upon filing and effectiveness of the Amended and Restated Certificate of Incorporation, the Company will not be in violation of any of the provisions of the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws.

    SECTION 3.03. CAPITALIZATION. Effective as of the Closing Date, the authorized capital stock of the Company will consist of (a) 250,000,000 shares of Common Stock, of which 150,000,000 shares will be designated as Class A Common Stock and 100,000,000 shares will be designated as Class B Common Stock and (b) 50,000,000 shares of Preferred Stock. As of the Closing Date (after giving effect to the Recapitalization but prior to giving effect to the Exchange contemplated hereby), (i) 37,292,286 shares of Class A Common Stock will be issued and outstanding, all of which will be validly issued, fully paid and nonassessable, (ii) no shares of Class B Common Stock will be issued and outstanding, (iii) no shares of Common Stock will be held in the treasury of the Company, (iv) no shares of the Preferred Stock will be issued and outstanding and (v) 7,200,000 shares are reserved for future issuance pursuant to the 1998 Long-Term Incentive Plan and the Directors' Stock Option Plan (the "COMPANY STOCK OPTION PLANS"). Other than pursuant to the Company Stock Option Plans, the Employee Stock Purchase Plan, the Non-U.S. Stock Purchase Plan and the Corporate Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The Recapitalization has been approved and adopted by (i) the affirmative vote of the holders of a majority of the issued and outstanding shares of Existing Common Stock and (ii) the affirmative vote of the holders of a majority of the issued and outstanding shares of Existing Common Stock (excluding Silicon Graphics and its affiliates as a stockholder for the purposes of this clause (ii)) and in accordance with the Company's Restated Certificate of Incorporation. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Recapitalization and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and, except for the filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the Recapitalization, this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Silicon Graphics, constitutes a legal, valid and binding obligation of the Company.

    SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, (ii) conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

    (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS") and The Nasdaq Stock Market, Inc. and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

    SECTION 3.06. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Recapitalization or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF SILICON GRAPHICS

    Silicon Graphics hereby represents and warrants to the Company that as of the Closing Date:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Silicon Graphics and each subsidiary of Silicon Graphics other than the Company (the "SILICON GRAPHICS SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, authority and governmental approvals have not had, and could not reasonably be expected to have, individually or in the aggregate, a Silicon Graphics Material Adverse Effect (as defined below). Each of Silicon Graphics and the Silicon Graphics Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Silicon Graphics Material Adverse Effect. The term "SILICON GRAPHICS MATERIAL ADVERSE EFFECT" means any change in or effect on the business of Silicon Graphics or the Silicon Graphics Subsidiaries that is materially adverse to the financial condition or results of operations of Silicon Graphics and the Silicon Graphics Subsidiaries taken as a whole.

    SECTION 4.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. Silicon Graphics has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and the By-Laws of Silicon Graphics. Such Certificate of Incorporation and By-Laws are in full force and effect. Silicon Graphics is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

    SECTION 4.03. AUTHORITY RELATIVE TO THIS AGREEMENT. Silicon Graphics has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Silicon Graphics and the consummation by Silicon Graphics of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Silicon Graphics are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Silicon Graphics and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Silicon Graphics.

    SECTION 4.04. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Silicon Graphics do not, and the performance of this Agreement by Silicon Graphics will not, (i) conflict with or violate the certificate of incorporation or by-laws of Silicon Graphics or any other Silicon Graphics Subsidiary, (ii) conflict with or violate any Law applicable to Silicon Graphics or any Silicon Graphics Subsidiary or by which any property or asset of Silicon Graphics or any Silicon Graphics Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Silicon Graphics or any Silicon Graphics Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Silicon Graphics Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

    (b) The execution and delivery of this Agreement by Silicon Graphics do not, and the performance of this Agreement by Silicon Graphics will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act and Blue Sky Laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Silicon Graphics Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement

    SECTION 4.05. ABILITY TO CONSUMMATE THE DISTRIBUTION. As of the date of this Agreement, Silicon Graphics is not aware of any legal or contractual restriction affecting it or any of its assets or properties that could reasonably be expected to prevent or materially delay the consummation of the Distribution.

    SECTION 4.06. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Recapitalization or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Silicon Graphics.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01. ABILITY TO CONSUMMATE THE DISTRIBUTION. Silicon Graphics shall use its reasonable efforts to avoid becoming voluntarily or involuntarily subject to any legal or contractual restriction that could reasonably be expected to prevent the consummation of the Distribution; PROVIDED, HOWEVER, that Silicon Graphics shall be permitted to enter into commercially reasonable agreements in the ordinary course of business and consistent with past practice which may contain provisions restricting Silicon Graphics' ability to consummate the Distribution, including, but not limited to, provisions that restrict the ability of Silicon Graphics to declare, set aside or pay any dividend or other distribution in respect of its capital stock.

    SECTION 5.02. INDEMNIFICATION BY SILICON GRAPHICS. (a) Silicon Graphics shall indemnify and hold harmless the Company, its affiliates and their successors and assigns, and the officers, directors, employees and agents of the Company, its affiliates and their successors and assigns (each an "INDEMNIFIED PARTY") from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any action brought or otherwise initiated by any of them) (hereinafter a "LOSS") by reason of or in connection with any claim or cause of action of any third party (a "THIRD PARTY CLAIM"), to the extent, but only to the extent, such Third Party Claim arises out of the Recapitalization or a distribution; PROVIDED, HOWEVER, that any such Third Party Claim shall have been brought prior to the expiration of the applicable statute of limitations period governing such claim.

    (b) Notwithstanding anything to the contrary in Section 5.02(a), Silicon Graphics shall not be obligated under Section 5.02(a) to indemnify and hold harmless any Indemnified Party for any Losses suffered or incurred by an Indemnified Party by reason of or in connection with any secondary sales by Silicon Graphics of Common Stock (other than in connection with a Distribution) following the Recapitalization.

    (c) If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give Silicon Graphics notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such notice shall not release Silicon Graphics from any of its obligations under this Section 5.02 except to the extent Silicon Graphics is materially prejudiced by such failure and shall not relieve Silicon Graphics from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Section 5.02. If Silicon Graphics acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then Silicon Graphics shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; PROVIDED, HOWEVER, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and Silicon Graphics, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of Silicon Graphics. In the event Silicon Graphics exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with Silicon Graphics in such defense and make available to Silicon Graphics, at Silicon Graphics' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by Silicon Graphics. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, Silicon Graphics shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at Silicon Graphics' expense, all such witnesses, records, materials and information in Silicon Graphics' possession or under

Silicon Graphics' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by Silicon Graphics without the prior written consent of the Indemnified Party.

    SECTION 5.03. TRANSFER RESTRICTIONS. Silicon Graphics has been advised and understands that all shares of Class B Common Stock acquired by Silicon Graphics in satisfaction of its obligations under Article II or as a result of the automatic conversion of shares of Class A Common Stock into shares of Class B Common Stock in accordance with Article IV of the Amended and Restated Certificate of Incorporation have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The parties hereto agree that such shares may be resold, pledged or otherwise transferred by Silicon Graphics only
(a) to the Company (upon exchange or redemption thereof or otherwise), (b) pursuant to an exemption from registration under the Securities Act, or (c) in accordance with Article III of the Corporate Agreement.

    SECTION 5.04. DISTRIBUTION TAX INDEMNIFICATION AGREEMENT. Prior to the Distribution, the Company and Silicon Graphics shall enter into a Distribution Tax Indemnification Agreement regarding such Distribution which shall contain
(i) each of the terms and provisions included in Appendix A hereto and (ii) such other terms and provisions as are customary for such agreements and as shall be mutually agreed to by the parties.

    SECTION 5.05. EXCHANGE OF SHARES UPON CHANGE IN TAX LAW. (a) If, prior to a Distribution, (i) the Code has been amended by the enactment of new legislation which, in effect, generally imposes a requirement to the effect that in a tax-free spin-off or split-off of a subsidiary, the distributing company must hold not less than 80% of the value of all or a portion of the subsidiary's stock (such change in the Code being a "CHANGE IN TAX LAW") AND (ii) Silicon Graphics receives from the Company an opinion of counsel reasonably satisfactory to Silicon Graphics that such Change in Tax Law would apply to a Distribution, then Silicon Graphics shall, and shall cause each of its subsidiaries (other than the Company) to, exchange all of the shares of Class B Common Stock it owns, directly or indirectly, for shares of Class A Common Stock on a one-for-one basis.

    (b) Within twenty (20) days of its receipt of the opinion referred to in clause (ii) of Section 5.05(a), Silicon Graphics shall, and shall cause each of its subsidiaries (other than the Company) to, deliver to the Company the certificate or certificates representing the shares of Class B Common Stock it owns and, upon receipt of such certificate or certificates, the Company shall issue a certificate or certificates to Silicon Graphics or such subsidiary, as the case may be, for the aggregate number of shares of Class A Common Stock issuable in exchange therefor pursuant to Section 5.05(a).

    SECTION 5.06. RULING REQUEST. Silicon Graphics has submitted to the Internal Revenue Service (the "IRS") a ruling request seeking a favorable ruling from the IRS that the Distribution qualifies under Section 355 of the Code (the "Ruling Request"). A copy of the Ruling Request has been provided to the Company. In the Ruling Request, Silicon Graphics has requested that the Internal Revenue Service consider, among other things, whether the provisions contained in (a) Article IV, Section 2(i)(ii) and 2(i)(iii) of the Amended and Restated Certificate of Incorporation regarding the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock and (b) Article IV,
Section 2(j)(i) of the Amended and Restated Certificate of Incorporation regarding the exchange of shares of Class B Common Stock for shares of Class A Common Stock, would not cause the Distribution to not qualify under Section 355 of the Code. Silicon Graphics agrees to use good faith and reasonable best efforts to obtain a ruling from the IRS regarding the Distribution that provides, in effect, that the inclusion in the Amended and Restated Certificate of Incorporation of the above provisions would not cause the Distribution to not qualify under Section 355 of the Code.

                                   ARTICLE VI
                CONDITIONS TO THE EFFECTIVENESS OF THE AGREEMENT

    SECTION 6.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and Silicon Graphics to consummate this Agreement are subject to the satisfaction or waiver (where permissible) of the following conditions:

        (a) the Amended and Restated Certificate of Incorporation shall have become effective in accordance with the General Corporation Law of the State of Delaware;

        (b) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Recapitalization or the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the Recapitalization or the transactions contemplated by this Agreement;

        (c) the shares of Class A Common Stock to be issued in the Recapitalization shall have been approved for quotation on the Nasdaq National Market, subject to notice of issuance;

        (d) a registration statement on Form 8-A (the "REGISTRATION STATEMENT") registering the Class A Common Stock under the Exchange Act shall have become effective upon filing with the Securities and Exchange Commission ("SEC") and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC; and

        (e) all consents, approvals and authorizations legally required to be obtained to consummate this Agreement shall have been obtained from and made with all Governmental Entities, except for such consents, approvals and authorizations the failure of which to obtain would not have a material adverse effect on the ability of the Company or Silicon Graphics to consummate the transactions contemplated hereby.

    SECTION 6.02. CONDITIONS TO THE OBLIGATIONS OF SILICON GRAPHICS. The obligations of Silicon Graphics to consummate this Agreement are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

        (a) Silicon Graphics shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to the effect that each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, except where failure to be so true and correct would not have a Company Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where failure to be so true and correct would not have a Company Material Adverse Effect; and

        (b) the Company shall have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Silicon Graphics shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

    SECTION 6.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate this Agreement are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

        (a) the Company shall have received a certificate of an executive officer of Silicon Graphics to the effect that each of the representations and warranties of Silicon Graphics contained in this Agreement shall be true and correct as of the Closing Date, except where the failure to be so true and correct would not have a Silicon Graphics Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Silicon Graphics Material Adverse Effect; and

        (b) Silicon Graphics shall have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate of an executive officer of Silicon Graphics to such effect.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. TERMINATION. This Agreement, including without limitation the obligations of Silicon Graphics under Article II hereof, may be terminated, and the other transactions contemplated by this Agreement may be abandoned at any time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

        (a) by mutual written consent of the parties, duly authorized by their respective boards of directors based on, in the case of the Company, the unanimous recommendation of the independent directors of the Company; and

        (b) by either party, upon the exchange by Silicon Graphics of all of its shares of Class B Common Stock for shares of Class A Common Stock under
    Section 5.05 of this Agreement.

    SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Silicon Graphics or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; and PROVIDED, FURTHER, that the obligations of Silicon Graphics
(i) under Section 5.02(a) to indemnify an Indemnified Party for Losses suffered or incurred by reason of or in connection with a Third Party Claim arising out of the Recapitalization or Distribution and (ii) under Section 7.05 to reimburse certain fees and expenses incurred by the Company in connection with the Recapitalization and the Distribution, shall survive.

    SECTION 7.03. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 7.04. WAIVER. At any time any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto,
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

    SECTION 7.05. EXPENSES. Silicon Graphics shall reimburse the Company for the fees and expenses of legal counsel incurred by the Company in connection with the Recapitalization and the Distribution, whether or not the Recapitalization or Distribution is consummated, in an amount set forth in a budget to be agreed to between the parties (the "BUDGET"). In the event that the scope or expected amount of legal work on which the Budget was based changes, the parties shall agree to a revised budget for legal fees and expenses (the "REVISED BUDGET") and Silicon Graphics shall pay for such revised legal fees and expenses in accordance with the Revised Budget. Silicon Graphics shall also reimburse the Company for (i) the reasonable fees and expenses of its financial advisor and (ii) all other reasonable out-of-pocket expenses incurred by the Company in connection with the Recapitalization and the Distribution. Silicon Graphics will be responsible for all of the fees, costs and expenses incurred by Silicon Graphics in connection with the Recapitalization and the Distribution, whether or not consummated.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.01):if to Silicon Graphics:
       Silicon Graphics, Inc.
       2011 N. Shoreline Boulevard
       Mountain View, CA 94043
       Facsimile No.: (650) 933-7096
       Attention: Director, Corporate Legal Services if to the Company:
       MIPS Technologies, Inc.
       1225 Charleston Avenue
       Mountain View, CA 94043
       Facsimile No.: (650) 567-5150
       Attention: Chief Executive Officer

    SECTION 8.02. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

        (a) "AFFILIATE" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

        (b) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise; and

        (c) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "PERSON" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

    SECTION 8.03. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

    SECTION 8.04. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 5.02, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    SECTION 8.05. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    SECTION 8.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law.

    SECTION 8.07. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 8.08. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 8.09. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    IN WITNESS WHEREOF, Silicon Graphics and the Company have caused this Agreement to be effective as of the Closing Date by their respective officers thereunto duly authorized.

                                                  SILICON GRAPHICS, INC.

Attest
by:                                               By
           ------------------------------------              ------------------------------------
           Name:                                             Name:
           Title:                                            Title:

                                                  MIPS TECHNOLOGIES, INC.

Attest
by:                                               By
           ------------------------------------              ------------------------------------
           Name:                                             Name:
           Title:                                            Title:

                                                                      APPENDIX A

   CERTAIN TERMS AND PROVISIONS OF DISTRIBUTION TAX INDEMNIFICATION AGREEMENT

    1. DISTRIBUTION. The Company and Silicon Graphics acknowledge that Silicon Graphics intends to distribute the remaining portion of its interest in the Company to Silicon Graphics stockholders in a transaction intended to qualify generally as a tax-free distribution under Section 355 of the Internal Revenue Code (the "Distribution").

    2. LIMITATIONS ON CERTAIN ACTIONS. The Company covenants and agrees that following the Distribution it will not take, or cause or allow any Company Affiliate to take, any of the following actions:

        (A) for the thirty (30)-month period beginning on the date of the Distribution, issue stock of the Company in an acquisition or public or private offering, except that the Company or any Company Affiliate may issue stock:

           (1) pursuant to the exercise of employee, director or consultant stock options, stock awards, stock purchase rights or other employment related arrangements under any stock incentive plan then in existence; and

           (2) up to a cumulative amount of ten percent (10%) of the outstanding stock of the Company at the time of the Distribution (in addition to the stock that may be issued under (A)(1) above);

        (B) for the five (5)-year period beginning on the date of the Distribution, amend its certificate of incorporation (or other organizational documents), whether through a stockholder vote or otherwise, in a manner that affects the relative voting rights of the separate classes of the Common Stock (including, without limitation, through the conversion of Class B Stock into Class A Stock);

        (C) for the five (5)-year period beginning on the date of the Distribution, exchange any shares of Class B Stock for Class A Stock, including pursuant to the Company Exchange Right;

        (D) take any action that would constitute a breach of, or an inaccuracy in, any reasonable representation or covenant in the Ruling Documents, Ruling, Supplemental Ruling Documents or Supplemental Ruling with respect to the Company that is within the reasonable control of the Company (other than any representation or covenant related to the stock issuances permissible under (A)(1) or (2) above or to the extent the representation or covenant is a Non-Required Representation or Covenant (as defined below)).

        (E) for the thirty (30)-month period beginning on the date of the Distribution, knowingly and voluntarily take any action (which action is (i) neither described in (A)(1) or (2) above or (ii) not being undertaken or planned at the time of the Distribution) which it believes will more likely than not result in the Distribution failing to qualify under Section 355 of the Code or cause the Distribution otherwise to be taxable under Section 355(e) of the Code.

    3. INDEMNITY BY THE COMPANY. Except as provided in Section 4, the Company and each Company Affiliate shall jointly and severally indemnify Silicon Graphics and hold it harmless from and against any federal, state or local income or franchise taxes imposed as a result of the Distribution failing to qualify under Section 355 of the Code or otherwise being taxable under Section 355(e) of the Code as a result (and, in each case, any analogous provision under state or local law) of:

        (A) the Company or a Company Affiliate breaching any of the covenants contained in Section 2;

        (B) for the thirty (30)-month period beginning on the date of the Distribution, any acquisition of stock of the Company (other than any issuance of stock by the Company covered in Section 2(A)(1) or (2) above) by any person or persons (including, without limitation, as a merger of another entity with and into the Company) in excess of the amount of stock permitted to be issued under Section 2(A)(2) above, but taking into account any prior or subsequent issuances of stock covered by Section 2(A)(2) during such thirty (30)-month period.

Notwithstanding anything to the contrary, Silicon Graphics shall be liable for any federal, state or local income or franchise taxes imposed on Silicon Graphics as a result of the Distribution failing to qualify under Section 355 of the Code or otherwise being taxable under Section 355(e) of the Code (and, in each case, any analogous provision under state or local law) for any reason other than as set forth in (A) or (B) of this Section 3.

    4. PERMITTED ACTIONS. Notwithstanding the provisions of Section 2 and 3, the Company and each Company Affiliate shall have no obligation to indemnify under Section 3 (and may take any action otherwise prohibited by Section 2) if:

        (A) Silicon Graphics obtains a Supplemental Ruling issued to Silicon Graphics that rules that such action will not cause the Distribution to fail to qualify under Section 355 of the Code or otherwise to be taxable under
    Section 355(e) of the Code;

        (B) Silicon Graphics consents to such action; or

        (C) the Company delivers to Silicon Graphics an opinion, in form reasonably satisfactory to Silicon Graphics (which determination by Silicon Graphics may take into account, among other things, whether it is the type of action with respect to which it is reasonably satisfactory to rely on an opinion of counsel in light of the fact that Silicon Graphics previously obtained the Ruling with respect to the Distribution), of nationally recognized tax counsel, to the effect that such action will not cause the Distribution to fail to qualify under Section 355 of the Code or otherwise to be taxable under Section 355(e) of the Code.

    4.  SUPPLEMENTAL RULINGS; COOPERATION.

        (A) REQUEST BY SILICON GRAPHICS. Silicon Graphics shall have the right to obtain a Supplemental Ruling in its sole and exclusive discretion. If Silicon Graphics determines to obtain a Supplemental Ruling, the Company shall cooperate with Silicon Graphics and take any and all actions reasonably requested by Silicon Graphics in connection with obtaining the Supplemental Ruling (including, without limitation, by making any reasonable representation or covenant or providing any materials or information requested by the Internal Revenue Service; provided that, the Company shall not be required to make any unreasonable representation or covenant or any other representation or covenant that is inconsistent with historical facts or its reasonable business objectives or as to future matters or events outside its reasonable control (a "Non-Required Representation or Covenant")). In connection with obtaining a Supplemental Ruling, (i) Silicon Graphics shall cooperate with and keep the Company informed in a timely manner of all material actions taken or proposed to be taken by Silicon Graphics in connection therewith; (ii) Silicon Graphics shall (A) reasonably in advance of the submission of any Supplemental Ruling Documents, provide the company with a draft copy thereof, (B) reasonably consider the Company's comments on such draft copy, and (C) provide the Company with a final copy; and (iii) Silicon Graphics shall provide the Company with notice reasonably in advance of, and the Company shall have the right to attend, directly and/or through its representatives, any formally scheduled meetings with the Internal Revenue Service (subject to the approval of the Internal Revenue Service) that relate to such Supplemental Ruling.

        (B) REQUEST BY THE COMPANY. Silicon Graphics agrees that, if the Company desires to obtain a Supplemental Ruling or other guidance from the Internal Revenue Service with respect to the treatment of the Distribution under Section 355 of the Code (which may include, among other things, instances in which the Company desires certain actions to fall within
    Section 4(A) (e.g., because such actions do not fall within Sections 4(B) or (C)), at the reasonable request of the Company Silicon Graphics shall cooperate with the Company and use its reasonable best efforts to seek to obtain, as expeditiously as possible, such Supplemental Ruling or other guidance. In no event shall Silicon

    Graphics be required to file any Supplemental Ruling under this Section 4 unless the Company represents that (1) it has read the request for the Supplemental Ruling and any Supplemental Ruling Documents and (2) all information and representations, if any, relating to the Company and any Company Affiliate contained in the Supplemental Ruling Documents are true, correct and complete in all material respects. The Company shall reimburse Silicon Graphics for all reasonable costs and expenses incurred by Silicon Graphics in obtaining a Supplemental Ruling requested by the Company. The Company hereby agrees that Silicon Graphics shall have sole and exclusive control subject to the provisions hereof over the process of obtaining a Supplemental Ruling. In connection with obtaining any such Supplemental Ruling, (i) Silicon Graphics shall cooperate with and keep the Company informed in a timely manner of all material actions taken or proposed to be taken by Silicon Graphics in connection therewith; (ii) Silicon Graphics shall (A) reasonably in advance of the submission of any Supplemental Ruling Documents, provide the Company with a draft copy thereof, (B) reasonably consider the Company's comments on such draft copy, and (C) provide the Company with a final copy; and (iii) Silicon Graphics shall provide the Company with notice reasonably in advance of, and the Company shall have the right to attend, directly and/or through its representatives, any formally scheduled meetings with the Internal Revenue Service (subject to the approval of the Internal Revenue Service) that relate to such Supplemental Ruling.

        (C) COOPERATION. The Company and Silicon Graphics agree to cooperate with each other in obtaining the Ruling, any Supplemental Rulings or any other rulings from the Internal Revenue Service or other taxing authority or any opinions or counsel.